INNOVATION THAT CAN’T BE COPIED.	News Release
Document Security Systems, Inc. Robin Pedace Document Security Systems, Inc. 202.885.5536 Email: robin@documentsecurity.com	Investor contact: Bryan Kobel Hayden Communications, Inc. 646-383-7621 Email: bryan@haydenir.com	Media contact: Kim Waver Dixon Schwabl Advertising 585.899.3273 Email: kim@dixonschwabl.com

For Immediate Release

Document Security Systems Announces
Second Delay in Patent Validity Decision by French Court

Court Reschedules Release of Decision to November 14, 2007

ROCHESTER, NY, October 24, 2007 - Document Security Systems, Inc. (AMEX: DMC) (“DMC”), a leader in proven, patented protection against counterfeiting and unauthorized copying, scanning and photo imaging, announced today that the Tribunal de Grande Instance de Paris, 3rd Chamber - 3rd Section of the High Court of Paris in Paris, France, has again rescheduled the release of its decision on the validity of the Company’s European Patent No 0455750B1 (the “Patent”). The judgment, which will be the outcome of a one-day hearing held on June 4, 2007, is now scheduled for November 14, 2007.

Patrick White, Chairman and CEO of Document Security Systems, commented, “The court did not provide an explanation for the delay. Management continues to work aggressively to protect the interests of our shareholders.”

On August 1, 2005, DMC filed a patent infringement suit in the European Court of First Instance (“CFI”) against the European Central Bank (“ECB”) alleging that the Euro banknotes produced by the ECB infringe DMC's the Patent. Subsequently, DMC received notice that the ECB had filed a claim to invalidity with patent courts in France, Germany, the United Kingdom, the Netherlands, Austria, Italy, Spain and Belgium. To date, the Patent has been validated in Germany, and the Company is appealing a ruling in the U.K. in which the Patent was held to be invalid. The CFI ruled on September 5, 2007 that it was not the correct venue for infringement proceedings, which has opened the door for country-by-country infringement litigation.

About Document Security Systems, Inc.
A rapidly growing security technology company, Document Security Systems is a world leader in the development of optical deterrent technologies that help prevent counterfeiting and brand fraud from the use of the most advanced scanners, copiers and imaging systems in the market. The Company’s patented and patent-pending technologies protect valuable documents and printed products from counterfeiters and identity thieves. Document Security Systems’ customers, which include international governments, major corporations and world financial institutions, use its covert and overt technologies to protect a number of applications including, but not limited to, currency, vital records, brand protection, ID cards, internet commerce, passports and gift certificates. Document Security Systems’ strategy is to become the world’s leading producer of cutting-edge security technologies for paper, plastic and electronically generated printed assets. More information about Document Security Systems can be found at its websites: www.documentsecurity.com and www.plasticprintingprofessionals.com.

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Document Security Systems Announces Second Delay in Patent Validity Decision by French Patent Court
October 24, 2007

Safe Harbor Statement
This release contains forward-looking statements regarding expectations for future financial performance, which involve uncertainty and risk. It is possible the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to, changes in economic and business conditions in the world, increased competitive activity, achieving sales levels to fulfill revenue expectations, consolidation among its competitors and customers, technology advancements, unexpected costs and charges, adequate funding for plans, changes in interest and foreign exchange rates, regulatory and other approvals and failure to implement all plans, for whatever reason. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on current conditions, expected future developments and other factors which the Company believes are appropriate in the circumstances. Prospective investors are cautioned that such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.